Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-93978) of CENIT Bancorp, Inc. of our report dated February 10, 2000, appearing on page 44 of this Form 10-K.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP


March 30, 2001